Exhibit 10.21.2

           SECOND AMENDMENT TO RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     WHEREAS, the Bowater Incorporated Retirement Plan for Outside Directors, as amended to date (the "Plan") was established, effective July 1, 1988, for the benefit of Directors of Bowater Incorporated (the "Company") who are not employees of the Company.

     NOW, THEREFORE, pursuant to and in accordance with Section 8.06 of the Plan, the Plan is hereby amended effective immediately, as follows:

     The first sentence of Section 3.03 "POSTPONED RETIREMENT" of the Plan shall be deleted and replaced with the following:

     A Participating Director who remains a Director of the Company beyond attainment of age sixty-five (65) may Retire on the first day of any month following his attainment of age sixty-five (65) and the completion of five
     (5) years of Service in Continuous Service but not later than the expiration of the final term on the Board of Directors to which he was elected in accordance with Section 4.15 of the Company's By-laws.

     In all other respects the Plan shall remain unchanged.

                                       BOWATER INCORPORATED

                                  By:  /s/ Richard F. Frisch
                                       Richard F. Frisch
                                       Title: Vice President -- Human Resources


Date: As of February 27, 1998